SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 26, 2001

                      EQUITY TECHNOLOGIES & RESOURCES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE               33-20582             75-2276137
          ---------------         -----------          -------------
          (State or other         (Commission          (IRS Employer
          jurisdiction of         File Number)         Identification
           incorporation)                                  Number)


          1050 Chinoe Road, Suite 304, Lexington, Kentucky        40502
          ------------------------------------------------        -----
              (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code (859) 268-4446

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Item 4 - Changes in Registrant's Certifying Accountants

         On July 27, 2001, Equity Technologies & Resources, Inc. (the "Company") dismissed HJ & Associates, L.L.C. as its independent public accountants. The dismissal was approved by the Board of Directors. HJ & Associates, L.L.C. issued an unqualified audit opinion on the 2000 and 1999 year-end financial statements, modified to reflect the development stage status of the Company. During the two most recent fiscal years and the interim period through July 27, 2001, the Company and HJ & Associates, L.L.C. have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The Company has engaged Clancy and Co., P.L.L.C. as its new independent public accountants effective as of the date of the dismissal of its former accountants. During the Company's two most recent fiscal year prior to the engagement, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principle as to any specific transaction, the type of audit opinion that would be rendered on the Company's financial statements or any matter of disagreement with the former accountants.

Item 7 - Financial Statements and Exhibits

C.  Exhibits:

    16  Former Accountants Letter

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.

                              Equity Technoloiges & Resources, Inc.
                              (Registrant)

                              By: /s/ Frank G. Dickey
                                  -------------------
                                  Frank G. Dickey
                                  President


Date: July 31, 2001

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                                  Exhibit Index

Exhibit Number                       Description
--------------                       -----------

16                                   Former Accountants Letter

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